                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                       _________________________________


                                   FORM 8-K


                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                        ________________________________


       Date of Report (Date of earliest event reported):  July 10, 2000

                       System Software Associates, Inc.
              (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-15322                 36-3144515
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


                  500 West Madison Street, Chicago, IL 60661
         (Address of Principal Executive Offices, Including Zip Code)


                                (312) 258-6000
             (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)

                                      N/A

    _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                            ITEM 5.  OTHER EVENTS.

     On July 10, 2000, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the proposed sale of substantially all of the Company's assets to SSA Acquisition Corporation ("Newco") pursuant to the Asset Purchase Agreement dated May 3, 2000 (the "Asset Purchase Agreement"), as amended. Immediately prior to the hearing on the proposed sale, the Company, Gores Technology Group ("GTG") and Newco entered into an amendment to the Asset Purchase Agreement that provides, among other things, that:

     . the common stock component of the purchase price to be received by the Company will be reduced from 25% to 20% of the initial common equity of Newco (the "SSA Common Stock Allocation");

     . in addition to the SSA Common Stock Allocation, the Company will receive rights (the "SSA Rights") to purchase units of stock in Newco representing, in the aggregate, up to $5.3565 million face amount of preferred stock in Newco and 20% of Newco's common stock for an aggregate purchase price of $5.3565 million;

     . the capitalization of Newco at closing will be consistent with the term sheet described below, rather than the $20,000,000 of common stock and $40,000,000 of long-term debt provided for in the original Asset Purchase Agreement.

A copy of the amendment is attached as Exhibit 99.3 hereto. There is no change to the cash consideration to be received by the Company pursuant to the Asset Purchase Agreement.

     Also on July 10, GTG, Cerberus Partners L.P. on behalf of various funds and accounts managed by it ("Cerberus"), and Romulus Holdings, Inc. ("RHI") entered into a term sheet regarding the financing of Newco's bid for the assets of the Company. A copy of the term sheet is attached as Exhibit 99.4 hereto. The term sheet provides, among other things, for (i) an investment vehicle to be formed by RHI, Cerberus and others (the "Investor Group") to contribute $15 million in working capital to Newco in exchange for 60% of the initial common equity of Newco and preferred stock with a liquidation preference of $15 million, (ii) Newco to allocate 20% of its initial common equity to the Company as the SSA Common Stock Allocation and (iii) GTG to retain 20% of the initial common equity of Newco. The term sheet further provides that if Newco does not redeem at least $5 million of preferred stock held by the Investor Group within the earlier of 30 days after consummation of the Company's plan of reorganization or liquidation or 180 days after the closing of the sale to Newco, the Investor will receive warrants (the "Investor Warrants") to acquire an additional ten percent (10%) of the initial common equity of Newco at a strike price of $.01 per share. If issued, these warrants will effectively reduce the SSA Equity Allocation from 20% to 10% of the initial common equity. The term sheet also provides for Cerberus and other senior lenders to provide a credit facility for Newco of up to $50.0 million and to receive warrants (the "Senior Lender Warrants") to purchase 35% of the common equity of Newco on a fully-diluted basis at a strike price of $0.01 per share.

     If both the Investor Warrants and Senior Lender Warrants are issued and exercised, then, without taking the SSA Rights into account, the SSA Common Stock Allocation would be reduced to 6.5% of the common equity of Newco, as opposed to the 25% provided for in the original Asset Purchase Agreement. If, in addition, all of the SSA Rights are exercised, the SSA Common Stock Allocation and the SSA Rights would represent an aggregate of 18.2% of the common stock of Newco. The per unit purchase price provided for in the SSA Rights is equal to the per unit purchase price to be paid by the Investor for its preferred and common stock in Newco.

     If the sale to Newco is completed, the Company expects that all of the cash to be received upon closing of the sale will be used to pay its senior secured lenders and administrative claims in bankruptcy. Following the sale to Newco, the Company intends to submit to the Bankruptcy Court a plan of reorganization or liquidation that would provide for the distribution of the SSA Common Stock Allocation and the SSA Rights in Newco to creditors of the Company holding unsecured, pre-bankruptcy claims that are not assumed by Newco, including holders of the Company's 7% Convertible Subordinated Notes due 2002. Those creditors would then be entitled to exercise the SSA Rights during a limited period of time after the distribution. As previously disclosed, the Company does not expect the bankruptcy proceedings to result in any distribution to holders of its preferred or common stock.

     The parties intend to close the sale to Newco by July 21. As previously disclosed, the Company's Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (the "DIP Facility") provides for up to $9,000,000 to fund the operations of the Company through July 21. There can be no assurance, however, that the amount available under the DIP Facility will be sufficient to fund the operations of the Company through July 21. Moreover, the financing of Newco's bid and, therefore, the completion of the sale of the Company's assets to Newco are subject to, among other things, completion of definitive documentation. Accordingly, there can be no assurance that the proposed sale of the Company's assets to Newco will be completed. If the sale is not completed by July 22, both Newco and the Company will have the right to terminate the Asset Purchase Agreement.

     The statements contained in this Form 8-K and the exhibits hereto regarding the timing, process and results of the bankruptcy proceeding and the proposed sale of the Company's assets are "forward-looking" statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "intend," "expect," "believe," and "belief" and similar expressions, as they relate to the Company, have been used to identify such forward-looking statements. These statements reflect current beliefs and specific assumptions of the Company with respect to future events and are based on information currently available to it. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the results of the bankruptcy proceedings and the proposed sale of SSA's assets to differ from the results expressed in, or implied by, these statements.

                   ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
                           FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired:
     Not applicable

(b)  Pro Forma Financial Information:
     Not applicable

(c)  Exhibits:

     99.1    Amendment to Asset Purchase Agreement dated as of June 5, 2000
     99.2    Second Amendment to Asset Purchase Agreement dated as of June 9,
             2000
     99.3    Third Amendment to Asset Purchase Agreement dated as of July 10,
             2000
     99.4 Term Sheet dated July 10, 2000 among Gores Technology Group, Romulus Holdings Inc. and Cerberus Partners L.P. with respect to the financing of SSA Acquisition Corporation

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 System Software Associates, Inc.



                                 By: /s/ Kirk J. Isaacson
                                     -----------------------------
                                        Kirk J. Isaacson
                                        Vice President and General
                                        Counsel


Dated:  July 11, 2000

                                 EXHIBIT INDEX

99.1   Amendment to Asset Purchase Agreement dated as of June 5, 2000
99.2   Second Amendment to Asset Purchase Agreement dated as of June 9, 2000
99.3   Third Amendment to Asset Purchase Agreement dated as of July 10, 2000
99.4 Term Sheet dated July 10, 2000 among Gores Technology Group, Romulus Holdings Inc. and Cerberus Partners L.P. with respect to the financing of SSA Acquisition Corporation